Exhibit 10.1
SECURITIES PURCHASE AGREEMENT
     This Securities Purchase Agreement (this “Agreement”) is dated as of October 18, 2006, among Cyberkinetics Neurotechnology Systems, Inc., a Delaware corporation (the “Company”), on the one hand, and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”) on the other hand;
     WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act (as defined below), and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company Units (“Units”), each Unit consisting of (i) one share of Common Stock (“Common Shares”) and (ii) a warrant in the form attached hereto as Exhibit A (“Warrant”) to purchase 0.5 share of Common Stock (“Warrant Shares”) (the Common Shares and the Warrant Shares are collectively referred to herein as the “Shares”).
     NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agrees as follows:
ARTICLE I
DEFINITIONS
     1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings indicated in this Section 1.1:
     “Action” shall have the meaning ascribed to such term in Section 3.1(i).
     “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 144.With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.
     “CEUT” means C.E. Unterberg, Towbin, LLC.
     “Closing” means the closing of the purchase and sale of the Units pursuant to Section 2.1.
     “Closing Date” means the date when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Shares have been satisfied or waived.
     “Commission” means the Securities and Exchange Commission.
     “Common Stock” means the common stock of the Company, par value $0.001 per share, and any securities into which such common stock may hereafter be reclassified.

     “Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.
     “Disclosure Schedules” means the Disclosure Schedules of the Company delivered concurrently herewith.
     “Effective Date” means the date that the Registration Statement is first declared effective by the Commission.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise of or conversion of any securities issued hereunder, or convertible securities, options or warrants issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities, (c) securities issued pursuant to strategic transactions with an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds or pursuant to acquisitions, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities; and (d) securities issued to consultants for services rendered to the Company in non-capital raising transactions in an amount per individual issuance not to exceed 30,000 shares for particular services rendered.
     “GAAP” shall have the meaning ascribed to such term in Section 3.1(h).
     “Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(k).
     “Legend Removal Date” shall have the meaning ascribed to such term in Section 4.1(c).
     “Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.
     “Material Adverse Effect” shall have the meaning ascribed to such term in Section 3.1(b).
     “Material Permits” shall have the meaning ascribed to such term in Section 3.1(j).
     “Per Unit Purchase Price” equals $1.20, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.
     “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof)or other entity of any kind.

     “Placement Agent Agreement” means that certain engagement letter relating to the transaction contemplated hereby between the Company and C.E. Unterberg, Towbin, LLC.
     “Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.
     “Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date of this Agreement, among the Company and each Purchaser, providing for the registration of the Shares in the form of Exhibit B attached hereto.
     “Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Purchasers of the Shares.
     “Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).
     “Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Subscription Amount” means, as to each Purchaser, the amounts set forth below such Purchaser’s signature block on the signature page hereto, in United States dollars and in immediately available funds.
     “Subsidiary” shall mean the subsidiaries of the Company, if any, set forth on Schedule 3.1(a).
     “Trading Day” means a day on which the Common Stock is traded on a Trading Market.
     “Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the New York Stock Exchange, the NASDAQ National Market, the NASDAQ Small Cap Market or the OTC Bulletin Board.
     “Transaction Documents” means this Agreement, the Registration Rights Agreement, the Warrants and any other documents or agreements executed in connection with the transactions contemplated hereunder.
ARTICLE II
PURCHASE AND SALE
     2.1 Closing. On the Closing Date, each Purchaser shall purchase from the Company, severally and not jointly with the other Purchasers, and the Company shall issue and sell to each Purchaser, a number of Units equal to the Subscription Amount divided by the Per Unit Purchase Price. Up to 12,500,000 units may be sold hereunder. Upon satisfaction of the conditions set forth in Section 2.3, the Closing shall occur at the offices of C.E. Unterberg, Towbin, LLC, 350 Madison Avenue, New York, NY 10017 or such other location as the parties shall mutually agree. The payment of the aggregate Subscription Amounts and disbursement of funds shall be through an escrow with C.E. Unterberg,

Towbin, LLC or such other escrow agent as approved by the Company (the “Escrow Agent”).
     2.2 Deliveries.
     (a) On the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser or CEUT, as the case may be the following:
          (i) this Agreement duly executed by the Company;
          (ii) a copy of the irrevocable instructions to the Company’s transfer agent instructing the transfer agent to deliver, on an expedited basis, a certificate evidencing a number of Common Shares equal to such Purchaser’s Subscription Amount divided by the Per Unit Purchase Price, registered in the name of such Purchaser; and
          (iii) the Warrants;
          (iv) the Registration Rights Agreement duly executed by the Company.
     (b) On the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company the following:
          (i) this Agreement duly executed by such Purchaser;
          (ii) such Purchaser’s Subscription Amount by wire transfer of same day funds to the account as specified in writing by the Escrow Agent; and
          (iii) the Registration Rights Agreement duly executed by such Purchaser.
     2.3 Closing Conditions.
     (a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:
          (i) the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Purchasers contained herein;
          (ii) all obligations, covenants and agreements of the Purchasers required to be performed at or prior to the Closing Date shall have been performed; and
          (iii) the delivery by the Purchasers of the items set forth in Section 2.2(b) of this Agreement.
     (b) The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:
          (i) the accuracy in all material respects on the Closing Date of the representations and warranties of the Company contained herein;

          (ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;
          (iii) the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement; and
          (iv) there shall have been no Material Adverse Effect with respect to the Company since the date hereof.
          (v) a minimum of $10,000,000 shall have been received by the Escrow Agent.
          (vi) The Purchasers and CEUT shall have received an opinion of counsel to the Company in form and substance reasonably satisfactory to the Purchasers.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
     3.1 Representations and Warranties of the Company. Except as set forth under the corresponding section of the Disclosure Schedules which Disclosure Schedules shall be deemed a part hereof, the Company hereby makes the representations and warranties set forth below to each Purchaser:
     (a) Subsidiaries. All of the direct and indirect subsidiaries of the Company, if any, are set forth on Schedule 3.1(a). The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. If the Company has no subsidiaries, then references in the Transaction Documents to the Subsidiaries will be disregarded.
     (b) Organization and Qualification. Each of the Company and the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its businesses currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Documents, (ii) a material adverse effect on the results of operations, assets, business, prospects or financial condition of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Documents (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.
     (c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction

Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith other than in connection with the Required Approvals. Each of the Transaction Documents has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii)as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.
     (d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company, the issuance and sale of the Units and the consummation by the Company of the other transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not result in a Material Adverse Effect.
     (e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) filings required pursuant to Section 4.4 of this Agreement, (ii)the filing with the Commission of the Registration Statement, (iii)application(s) to each applicable Trading Market for the listing of the Common Shares for trading thereon in the time and manner required thereby, and (iv) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).
     (f) Issuance of the Securities. The Common Shares, the Warrants and the Warrant Shares (collectively, the “Securities”) are duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement.
     (g) Capitalization. The authorized capital stock of the Company consists of 100,000,000 shares of common stock, $0.001 par value per share, and no shares of preferred stock. As of the date hereof, there were 29,096,661 shares of common stock outstanding and no shares of preferred stock outstanding. In addition, there were outstanding options and warrants to purchase 10,273,7[63] shares of Common Stock. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Units. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is apart or, to the knowledge of the Company, between or among any of the Company’s stockholders. No anti-dilution or other similar rights will be triggered by the issuance of the Securities pursuant to this Agreement.
     (h) Material Changes. Since June 30, 2006, (i) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Financial Statements (as defined below) pursuant to GAAP, (ii) the Company has not altered its method of accounting, and (iii) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares or its capital stock.
     (i) Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Common Shares or (ii) could, if there were an unfavorable decision, result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any current director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there’s not pending or contemplated, any investigation by the Commission involving the Company or any current director or officer of the Company.
     (j) Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such permits would not result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any written notice of proceedings relating to the revocation or modification of any Material Permit.
     (k) Patents and Trademarks. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights necessary or material for use in connection with their respective businesses and which the failure to so have would have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights of others. There is no claim, action or proceeding pending, or to the knowledge of the Company threatened, against the Company or any of its Subsidiaries regarding its Intellectual Property Rights.

The Company is unaware of any facts or circumstances that would give rise to such foregoing infringements, claims, actions or proceedings. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy and confidentiality of their Intellectual Property Rights.
     (l) Certain Fees. Except for placement agent fees to CEUT and its co-placement agent WBB, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.
     (m) Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Units by the Company to the Purchasers as contemplated hereby. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Units by any form of general solicitation or general advertising. The Company has offered the Units for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.
     (n) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Units, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in manner so that it will not become subject to the Investment Company Act.
     (o) Registration Rights. Other than as contemplated hereby, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.
     (p) Financial Statements. The Company has made available to the Purchasers its (a) audited balance sheets as at December 31, 2004 and 2005 and related statements of operations, changes in stockholders equity and cash flows for the years ended December 31, 2004 and 2005, and (b) unaudited balance sheets as at June 30, 2006 and the related statement of operations, changes in stockholders equity and cash flows for the six months ended June 30, 2006 (collectively, the “Financial Statements”). The Financial Statements (i) fairly present the financial position and results of operations of the Company as of the dates indicated, and (ii) were prepared in accordance with U.S. GAAP in effect as of the dates indicated (except that (x) unaudited financial statements may not be in accordance with GAAP because of the absence of footnotes normally contained therein, and (y) interim (unaudited) financials are subject to normal year-end audit adjustments).
     (q) SEC Documents. For a period of two years prior to the date hereof, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”) (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). The Company has made available to the Purchasers or their respective representatives true, correct and complete copies of the SEC Documents not available on the EDGAR system, if any. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (r) Internal Accounting and Disclosure Controls. Each of the Company and its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. Neither the Company nor any of its Subsidiaries have received any written notice from any accountant identifying a material weakness in any part of the system of internal accounting controls of the Company or any of its Subsidiaries that is not specified in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005.
     (s) Form SB-2 Eligibility. The Company is eligible to register the Shares and the Warrant Shares for resale by the Purchasers using Form SB-2 promulgated under the Securities Act.
     (t) Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that constitutes material, nonpublic information concerning the Company or its Subsidiaries other than the existence of the transactions contemplated by this Agreement or the other Transaction Documents. The Company understands and confirms that each of the Purchasers will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.
     3.2 Representations and Warranties of the Purchasers. Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:
     (a) Organization; Authority. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of such Purchaser. Each of the Transaction Documents to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

     (b) Investment Intent. Such Purchaser understands that the Common Shares and the Warrants are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Common Shares and Warrants as principal for its own account and not with a view to or for distributing or reselling such Common Shares or Warrants, or any part thereof, has no present intention of distributing any of such Common Shares or Warrants and has no arrangement or understanding with any other persons regarding the distribution of such Common Shares or Warrants (this representation and warranty not limiting such Purchaser’s right to sell the Common Shares or Warrant Shares pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). Such Purchaser is acquiring the Common Shares and Warrants hereunder in the ordinary course of its business. Such Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Common Shares or Warrants.
     (c) Purchaser Status. At the time such Purchaser was offered the Units, it was, and at the date hereof it is, (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. Such Purchaser is not required to be registered as broker-dealer under Section 15 of the Exchange Act.
     (d) Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Units, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Units and, at the present time, is able to afford a complete loss of such investment.
     (e) General Solicitation. Such Purchaser is not purchasing the Units as a result of any advertisement, article, notice or other communication regarding the Units published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.
     (f) Reliance on Exemptions. Such Purchaser understands that the Units are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Common Shares and the Warrants.
     (g) Information. Such Purchaser and its advisors, if any, have been furnished with all publicly available materials relating to the business, finances and operations of the Company and such other publicly available materials relating to the offer and sale of the Units as have been requested by such Purchaser. Such Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Purchaser or its advisors, if any, or its representatives shall modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained herein. Such Purchaser understands that its investment in the Units involves a high degree of risk. Such Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Common Shares and the Warrants.
     (h) No Governmental Review. Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Common Shares and Warrants or the fairness or suitability of the investment in the Common Shares and Warrants nor have such authorities passed upon or endorsed the merits of the offering of the Common Shares and Warrants.
ARTICLE IV
OTHER AGREEMENTS OF THE PARTIES
     4.1 Transfer Restrictions.
     (a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of Purchaser under this Agreement and the Registration Rights Agreement.
     (b) The Purchasers agree to the imprinting, so long as is required by this Section 4.1(b), of a legend on any of the Common Shares, the Warrants and the Warrant Shares in the following form:
THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT.
     The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and the Registration Rights Agreement and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledge shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are subject to registration pursuant to the Registration Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder.
     (c) Certificates evidencing the Common Shares and Warrant Shares shall not contain any legend (including the legend set forth in Section 4.1(b)),(i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act provided that at the time a Purchaser requests a removal of the legend on any certificate evidencing all or any portion of any of the Common Shares and Warrant Shares, such Purchaser (or a broker acting on such Purchaser’s behalf) provides to the Company (or to the transfer agent on the Company’s behalf), representation that any of the Common Shares and Warrant Shares, sold or to be sold by such Purchaser have been, or will be, sold in accordance with the plan of distribution set forth in the Prospectus and in compliance with the prospectus delivery requirements under the Securities Act, or (ii) following any sale of such Shares pursuant to Rule 144, or (iii) if such Common Shares and Warrant Shares are eligible for sale under Rule 144(k), or (iv) if such legends not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission). The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 4.1(c), it will, no later than three Trading Days following the delivery by a Purchaser to the Company or the Company’s transfer agent of a certificate representing Common Shares and Warrant Shares issued with a restrictive legend (such date, the” Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate representing such Shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.
     (d) Each Purchaser, severally and not jointly with the other Purchasers, agrees that the removal of the restrictive legend from certificates representing Common Shares and Warrant Shares as set forth in this Section 4.1 is predicated upon the Company’s reliance that the Purchaser will sell any Common Shares and Warrant Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption there from.
     4.2 Furnishing of Information. As long as any Purchaser owns Securities, the Company will use commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule144(c) such information as is required for the Purchasers to sell the Shares under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

     4.3 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Units in a manner that would require the registration under the Securities Act of the sale of the Units to the Purchasers or that would be integrated with the offer or sale of the Units for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.
     4.4 Publicity. On or before 8:30 AM Eastern Time on the first business day following the date of this Agreement, the Company shall issue a press release describing the material terms and conditions of the transactions contemplated by the Transaction Documents. On the same day, the Company shall file a Current Report on Form 8-K, attaching the material Transaction Documents (including, this Agreement, the Registration Rights Agreement and a form of Warrant), in compliance with the 1934 Act. The Company, and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company, nor any Purchaser shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Without the prior written consent of any applicable Purchaser, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, except (i) as required by federal securities law and (ii) to the extent such disclosure is required by law or Trading Market regulations.
     4.5 Reservation of Common Stock. As of the date hereof, each of the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Securities pursuant to this Agreement.
     4.6 Equal Treatment of Purchasers. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended to treat for the Company the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Common Stock or otherwise.
     4.7 Subsequent Equity Sales. Except for Exempt Issuances, from the date hereof until sixty (60) days following the Effective Date, neither the Company nor any Subsidiary shall issue shares of Common Stock or Common Stock Equivalents.
     4.8 Delivery of Shares After Closing. The Company shall deliver, or cause to be delivered, the respective Shares purchased by each Purchaser to such Purchaser within three Trading Days of the Closing Date.

ARTICLE V
MISCELLANEOUS
     5.1 Termination. This Agreement may be terminated by any Purchaser, by written notice to the other parties, if the Closing has not been consummated on or before the date that is five business days from the date of this Agreement; provided that no such termination will affect the right of any party to sue for any breach by the other party (or parties).
     5.2 Fees and Expenses. The Company shall deliver, prior to the Closing, a completed and executed copy of the Closing Statement, attached hereto as Annex A. Except as otherwise set forth in this Agreement or in the Placement Agent Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Shares.
     5.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.
     5.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.
     5.5 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and Purchasers holding at least a sixty-six percent (66%) of the Common Shares at such time or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.
     5.6 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.
     5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser. No Purchaser may assign any or all of its rights under this Agreement to any Person without the prior written consent of the Company.
     5.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, exceopt that CEUT is an intended third-party beneficiary of Section 2.2(a) and 2.3(b)(vii).
     5.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The parties hereby waive all rights to a trial by jury. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees another costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.
     5.10 Survival. The representations and warranties herein shall survive the Closing and delivery of the Units for two years from the date hereof.
     5.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed beach party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.
     5.12 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

     5.13 Replacement of Shares. If any certificate evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefore, a new certificate, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares.
     5.14 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that remedy at law would be adequate.
     5.15 Indemnification of Purchasers. Subject to the provisions of this Section 5.15, the Company will indemnify and hold the Purchasers and their directors, officers, shareholders, partners, employees and agents (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the Warrants or (b) any action instituted against a Purchaser, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser, with respect to any of the transactions contemplated hereby (unless such action is based upon a breach of such Purchaser’s representations, warranties or covenants under this Agreement or the Warrants or any agreements or understandings such Purchaser may have with any such stockholder or any violations or alleged violation by the Purchaser of state or federal securities laws or any conduct by such Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof and the Company’s payment of such fees and expenses has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party. The Company will not be liable to any Purchaser Party under this Agreement (i) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by the Purchasers in this Agreement or in the other Transaction Documents.
     5.16 Purchasers not Acting as a Group. The Purchasers and the Company acknowledge and agree that no action has been taken by any Purchaser or the Company pursuant hereto or to the other Transaction Documents, deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or would deem such Purchasers to be members of a “group” for purposes of Section 13(d) of the Exchange Act, and the Purchasers have not agreed to act together for the purpose of acquiring, holding, voting or disposing of equity securities of the Company. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers. The Company acknowledges that such procedure with respect to the Transaction Documents in no way creates a presumption that the Purchasers are in any way acting in concert or as a “group” for the purposes of Section 13(d) of the Exchange Act with respect to the Transaction Documents or the transactions contemplated hereby or thereby. Each Purchaser acknowledges that it has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents.
(Signature Pages Follow)

     IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

CYBERKINETICS NEUROTECHNOLOGY SYSTEMS, INC.

By:	/s/ Timothy R. Surgenor
	Name:	Timothy R. Surgenor
	Title:	President and Chief Executive Officer

Address for Notice
100 Foxborough Boulevard
Suite 240
Foxborough, Massachusetts 02035
with a copy to (which shall not constitute notice):
Michael A. Hickey, Esq.
Kirkpatrick & Lockhart Nicholson Graham LLP
State Street Financial Center
One Lincoln Street
Boston, MA 02109
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK. SIGNATURE PAGES FOR PURCHASERS FOLLOW.]

[PURCHASER SIGNATURE PAGES TO CYBERKINETICS NEUROTECHNOLOGY SYSTEMS, INC.
SECURITIES PURCHASE AGREEMENT PURCHASE AGREEMENT]
IN WITNESS WHEREOF, the undersigned have caused this Common Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

[INVESTING ENTITY]
By:
Name:
Title:

Email Address:
Address for Notice of Investing Party:
With a copy to (which shall not constitute notice):
Address for Delivery of Units for Investing Entity (if not same as above):
EIN:
Subscription Amount: $                                         Units
Number:

ANNEX A
CLOSING STATEMENT
     Pursuant to the attached Securities Purchase Agreement, dated as of the date hereto, the purchasers shall purchase up to $                     of Units from Cyberkinetics Neurotechnology Systems, Inc., a Delaware corporation (the “Company”). All funds will be wired into an escrow account. All funds will be disbursed in accordance with this Closing Statement.
DISBURSEMENT DATE:                                                              , 2006
I. PURCHASE PRICE
GROSS PROCEEDS TO BE RECEIVED IN TRUST $
II. DISBURSEMENTS
$
$
$
TOTAL AMOUNT DISBURSED: $
WIRE INSTRUCTIONS:
To:
To:

Disclosure Schedule
     The following are exceptions to the representations, warranties of Cyberkinetics Neurotechology Systems, Inc. (the “Company”) contained in the Securities Purchase Agreement, dated as of October 18, 2006 (the “Agreement”), pursuant to which the Purchasers will purchase, and the Company will sell to the Purchasers, shares of Common Stock on the terms and conditions set forth in the Agreement, and should be considered an integral part of the Agreement. The section numbers in this Disclosure Schedule correspond to the section numbers in the Agreement; provided, however, that any information disclosed herein under any section number shall be deemed disclosed and incorporated into any other sections, schedules or exhibits under the Agreement where such disclosure would be appropriate, whether or not repeated under any section number where such disclosure might be deemed appropriate, so long as such information would on its face reasonably be deemed to apply under such other section. All exhibits attached hereto are incorporated by reference herein. Any terms defined in the Agreement shall have the same meaning when used in this Disclosure Schedule as when used in the Agreement, unless the context otherwise requires.
     3.1(a) Subsidiaries
     Cyberkinetics, Inc., a Delaware corporation.
     Andara Life Science, Inc., a Indiana corporation
     CYBK, Inc., a Rhode Island corporation.
     3.1(e) Filings, Consents and Approvals
     The Company has the following obligation which expires on October 31, 2006 under the Securities Purchase Agreement dated September 26, 2005:
4.9 Most Favored Nations. If, at any time and from time to time during the period commencing on the Closing Date and ending on the first anniversary of the Effective Date, the Company issues additional shares of Common Stock or Common Stock Equivalents (the “Additional Shares”) at a price or exercise price per share of Common Stock (the “Effective Price”) less than Per Share Unit Price (as adjusted hereunder to such date), then the Company shall provide notice thereof to the Purchasers, and, within twenty business days from receipt of such notice, the Purchasers or any of them shall have the right to purchase additional shares of Common Stock (the “Purchase Shares”) at a purchase price equal to the par value thereof (the “Purchase Share Price”) in accordance with the following:
     (a) There shall be calculated a per share price (the “Adjusted Price”) determined by a fraction, the numerator of which shall be $19,020,581 PLUS the product of the number of Additional Shares multiplied by the Effective Price PLUS any prior products of previously issued Additional Shares multiplied by the applicable Effective Price(s) with respect to such issuances, and the denominator of which shall be 15,850,484 PLUS the number of Additional Shares PLUS any previously issued Additional Shares.
     (b) Each Purchaser shall be entitled to purchase that number of Purchase Shares at the Purchase Price equal to the difference between the product of the total dollars paid by Purchaser for shares of common stock hereunder (the “Purchaser Amount”) divided by the Adjusted Price LESS the product of the Purchaser Amount divided by the Per Share Purchase Price.

     By way of example only, if the Company issued 4,000,000 Additional Shares at an Effective Price of $1.00 per share, and there had been no previous adjustments further to this Section 4.9, the Adjusted Price would be $1.16 ($19,020,581 PLUS $4,000,000 divided by 15,850,484 PLUS 4,000,000). If the Purchaser purchased $1,000,000 of Common Stock further to this Agreement, he/she/it would be entitled to purchase 28,736 Purchase Shares (1,000,000 divided by 1.16 or 862,069 shares LESS 1,000,000 divided by 1.2 or 833,333 shares).
     Notwithstanding the foregoing, no adjustment will be made in respect of Exempt Issuances.
     The Company has not issued any shares of its Common Stock at a price less than the Per Share Unit Price while this provision has been in effect and this provision will not be triggered as long as no Additional Shares are issued at a price less than $1.20 per share prior to October 31, 2006.
     In a letter agreement dated September 23, 2005, Hunter World Markets, Inc. was granted a right of first refusal to serve as placement agent for any financing of the Company to be conducted within twelve (12) months from the effective date of the Registration Statement related to the September 2006 Private Placement. The Company received a waiver of right of first refusal with respect to the October 2006 private placement from Hunter World Markets on September 13, 2006.
     3.1(o) Registration Rights
          The Company entered into Registration Rights Agreements dated October 7, 2004 and September 26, 2005 with certain investors. Under those Agreements, the Company agreed to register shares of its common stock and shares underlying common stock purchase warrants issued in connection with Private Placement transactions consummated on those dates. Although the Company registered the shares and maintains currently effective registration statements covering those shares, the Company has an obligation to maintain the effectiveness of the registration statement(s) until the earlier of the date on which all of those shares have been sold or the date on which any unsold shares become eligible for resale under Rule 144(k).
     The Company has granted piggy back registration rights to GE Capital with respect to 91,301 shares of the Company’s common stock and to CEO Cast, Inc. with respect to 32,000 shares of common stock.
     In a letter agreement with Trout Group dated March 1, 2005, the Company agreed to issue $30,000 of shares of its common stock on a quarterly basis in exchange for investor relations consulting and services. Included in that letter agreement was an obligation of the Company to make reasonable efforts to register the shares issued in a reasonable time, either by a piggyback registration or otherwise.